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Exhibit (10)(iii)(A)(18)
to Form 10-K 1994

                              EMPLOYMENT AGREEMENT



     This Agreement is made as of DECEMBER 30, 1994 (the "Effective Date") between Cincinnati Bell Telephone Company, an Ohio corporation ("Employer" or "CBT"), and Barbara J. Stonebraker ("Employee").

     Employer and Employee agree as follows:

     1. EMPLOYMENT. By this Agreement, Employer and Employee set forth the terms of Employer's employment of Employee on and after the Effective Date. Any prior agreements or understandings with respect to Employee's employment by Employer are cancelled as of the Effective Date.

     2. PERIOD OF EMPLOYMENT. This Agreement begins on the Effective Date and, subject to the terms of Section 13, will end on December 31, 1999.

     3.   DUTIES.

          A. Employee will be a Senior Vice President of CBT. Employee will report to the President of CBT.

          B. Employee shall furnish such managerial, executive, financial, technical, and other skills, advice and assistance in operating CBT as Employer may request.

          C. Employee shall perform such other duties as are assigned to Employee by the President of CBT.

          D. Employee shall devote Employee's entire time, attention, and energies to the business of Employer. The words "entire time, attention, and energies" are intended to mean that Employee shall devote Employee's full effort during reasonable working hours to the business of Employer (or other Employer-sanctioned activities) and shall devote at least 40 hours per week to the business of Employer (or other Employer-sanctioned activities). Employee shall travel to such places as are necessary in the performance of Employee's duties.

     4.   COMPENSATION.

          A. Employee shall receive a base salary (the "Base Salary") of at least $192,000 for each calendar year, subject to proration for any partial year, payable in accordance with Employer's standard payroll practices, during the term of this Agreement. Such Base Salary, and any other amounts payable hereunder, shall be subject to withholding as required by law.

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          B.   In addition to the Base Salary, Employee shall be entitled to receive an annual bonus (the "Bonus") under Employer's regular compensation program for each calendar year for which services are performed under this Agreement. Any Bonus for a calendar year shall be payable after the conclusion of the calendar year in accordance with Employer's regular bonus payment policies. Employee shall be given a Bonus target of not less than $76,800 per year.

          C. On at least an annual basis, Employee shall receive a formal performance review and be considered for Base Salary and/or bonus target increases.

     5. EXPENSES. All reasonable and necessary expenses incurred by Employee in the course of the performance of Employee's duties to Employer shall be reimbursable in accordance with Employer's then current travel and expense policies.

     6.   BENEFITS.

          A. In each year of this Agreement, Employee will be granted options to purchase 7,500 common shares of Cincinnati Bell Inc. ("CBI") at the time and on the terms approved by the Compensation Committee of CBI. All provisions of this Agreement which relate to the terms under which non-statutory stock options will be granted to Employee are subject to approval by the Compensation Committee. Such options may be granted under CBI's 1988 Long Term Incentive Plan (the "1988 Plan") or similar stock option plan.

          B. While Employee remains in the employ of Employer, Employee shall be entitled to participate in all of the various employee benefit plans and programs in which fifth level managers of Employer are participating other than the non-qualified retirement plan known as the Cincinnati Bell Inc. Pension Program.

          C. Employee shall receive a restricted stock award of 15,000 common shares of CBI at the first meeting of the CBI Compensation Committee in 1995. All provisions of this Agreement which relate to the terms under which restricted stock will be granted to Employee are subject to approval by the Compensation Committee. Such award shall be made under the 1988 Plan on the terms set forth in Exhibit A. Such award shall be further subject to the terms of the 1988 Plan.

          D. Notwithstanding anything contained herein to the contrary, the Base Salary and bonuses otherwise payable to Employee shall be reduced by any benefits paid to Employee by Employer under Employer's Sickness and Accident Disability Plan and Long Term Disability Plan for Salaried Employees.

     7. CONFIDENTIALITY. Employer and its Affiliates are engaged in the telecommunications services, information services and telecommunications support services industries within the U.S. and world wide. Employee acknowledges that in the course of employment with the Employer, Employee

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 will be entrusted with or obtain access to information proprietary to the
Employer and its Affiliates with respect to the following (all of which information is referred to hereinafter collectively as the "Information"); the organization and management of Employer and its Affiliates; the names, addresses, buying habits and other special information regarding past, present and potential customers, employees and suppliers of Employer and its Affiliates; customer and supplier contracts and transactions or price lists of Employer, its Affiliates and their suppliers; products, services, programs and processes sold, licensed or developed by Employer and its Affiliates; technical data, plans and specifications, present and/or future development projects of Employer and its Affiliates; financial and/or marketing data respecting the conduct of the present or future phases of business of Employer and its Affiliates; computer programs, systems and/or software; ideas, inventions, trademarks, business information, know-how, processes, improvements, designs, redesigns, discoveries and developments of Employer and its Affiliates; and other information considered confidential by any of the Employer, its Affiliates or customers or suppliers of Employer and its Affiliates. Employee agrees to retain the Information in absolute confidence and not to disclose the Information to any person or organization except as required in the performance of Employee's duties for Employer, without the express written consent of Employer. For purposes of this Agreement, "Affiliate" means CBI and each direct and indirect subsidiary of CBI.

     8. NEW DEVELOPMENTS. All ideas, inventions, discoveries, concepts, trademarks, or other developments or improvements, whether patentable or not, conceived by Employee, alone or with others, at any time during the term of employment, whether or not during working hours or on Employer's premises, which are within the scope of or related to the business operations of Employer or its Affiliates or that relate to Employer or Affiliate work or project, present, past or contemplated ("New Developments"), shall be and remain the exclusive property of Employer. Employee shall, do all things reasonably necessary to ensure ownership of such New Developments by Employer, including the execution of documents assigning and transferring to Employer, all of Employee's right, title and interest in and to such New Developments, and the execution of all documents required to enable Employer to file and obtain patents, trademarks and copyrights in the United States and foreign countries on any of such New Developments.

     9. SURRENDER OF MATERIAL UPON TERMINATION. Employee hereby agrees that upon cessation of Employee's employment, for whatever reason and whether voluntary or involuntary, Employee will immediately surrender to Employer all of the property and other things of value in Employee's possession or in the possession of any person or entity under Employee's control that are the property of Employer or any of its Affiliates, including without limitation all personal notes, drawings, manuals, documents, photographs, or the like, including copies and derivatives thereof, relating directly or indirectly to any confidential information or materials or New Developments, or relating directly or indirectly to the business of Employer or any of its Affiliates.

     10. REMEDIES. Employer and Employee hereby acknowledge and agree that the services rendered by Employee to Employer, the information disclosed to Employee during and by virtue of Employee's employment, and Employee's commitments and obligations to Employer and its Affiliates

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herein are of a special, unique and extraordinary character, and that the breach of any provision of this Agreement will cause the non-breaching party irreparable injury and damage, and consequently the non-breaching party shall be entitled to, in addition to all other remedies available to it, injunctive and equitable relief to prevent a breach of this Agreement, or any part of it, and to secure the enforcement of this Agreement.

     11. COVENANT NOT TO COMPETE. During the two-year period following termination of Employee's employment with Employer for any reason (or if this period is unenforceable by law, then for such period as shall be enforceable) Employee will not, without first obtaining written permission from Employer, engage in any business offering services related to the current business of Employer or any of its Affiliates in any capacity which requires or utilizes the skill, training and knowledge acquired by Employee while employed by Employer, whether such capacity be as a principal, partner, joint venturer, agent, employee, salesman, consultant, director or officer, where such position would involve Employee in any business activity in competition with Employer or any of its Affiliates. This restriction will be limited to the geographical area where Employer or any of its Affiliates is then engaged in such competing business activity or to such other geographical area as a court shall find reasonably necessary to protect the goodwill and business of Employer.

          During the two-year period following termination of Employee's employment by Employer for any reason (or if this period is unenforceable by law, then for such period as shall be enforceable) Employee will not interfere with or adversely affect, either directly or indirectly, Employer's or Employer's Affiliates' relationships with any person, firm, association, corporation or other entity which is known by Employee to be, or is included on any listing to which Employee had access during the course of employment as a customer, client, supplier, consultant or employee of Employer or any of its Affiliates and that Employee will not divert or change, or attempt to divert or change, any such relationship to the detriment of Employer or any of its Affiliates or to the benefit of any other person, firm, association, corporation or other entity.

          Employee will not, during or at any time after the termination of Employee's employment with Employer, induce or seek to induce, any other employee of Employer or any of its Affiliates to terminate such employee's relationship with Employer or the Affiliate which employs such employee.

     12. GOODWILL. Employee will not intentionally disparage or act in any manner, directly or indirectly, which may damage the business of Employer or any of its Affiliates or which would adversely affect the goodwill, reputation, and business relationships of Employer or any of its Affiliates with the public generally, or with any of their customers, suppliers or employees.

     13.  TERMINATION.

          A. (i) Employer or Employee may terminate this Agreement upon Employee's failure or inability to perform the services required hereunder because of any physical or

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mental infirmity for which Employee receives disability benefits under
Employer's Sickness and Accident Disability Benefit Plan and/or Employer's Long Term Disability Plan for Salaried Employees as the case may be (the "Plans"), over a period of one hundred twenty consecutive working days during any twelve consecutive month period (a "Terminating Disability").

               (i) If Employer or Employee elects to terminate this Agreement in the event of a Terminating Disability, such termination shall be effective immediately upon the giving of written notice by the terminating party to the other.

              (ii) Upon termination of this Agreement on account of Terminating Disability, Employer shall pay Employee Employee's accrued Base Salary and Bonus (subject to offset for any amounts received pursuant to the Plans), to the date of termination. For as long as such Terminating Disability may exist, Employee shall continue to be an employee of Employer for all other purposes and Employer shall provide Employee with disability benefits and all other benefits according to the provisions of the Plans and any other Employer plans in which Employee is then participating.

             (iii) If the parties elect not to terminate this Agreement upon an event of a Terminating Disability and Employee returns to active employment with Employer prior to such a termination, or if such disability exists for less than one hundred twenty consecutive working days, the provisions of this Agreement shall remain in full force and effect.

          B. This Agreement terminates immediately and automatically on the death of Employee, provided, however, that the Employee's estate shall be paid Employee's accrued compensation hereunder, whether Base Salary and bonus, to the date of death.

          C. Employer may terminate this Agreement immediately in the event that Employee is wilfully negligent in the performance of Employee's duties or breaches Section 21 of this Agreement, or in the event of Employee's conviction of a felony.

          D. Employer may terminate this Agreement upon 60 days written notice for any reason other than those set forth in Section 13(A), (B) or (C). In the event of a termination under this Section 13(D), Employer shall pay Employee an amount equal to two times the Base Salary as it exists at the time of termination or, if less, such Base Salary for the remaining term of this Agreement and all other accrued compensation. Notwithstanding the terms of the Restricted Stock Award: if the termination occurs before December 31, 1997, the restrictions on a proportionate number of 9,000 of the restricted shares awarded Employee under Section 6(C) shall lapse based on the portion of the period from January 1, 1995 to December 31, 1997 during which Employee was employed by Employer; if the termination occurs in 1998 prior to December 31, 1998, the restrictions on a proportionate number of 3,000 of the restricted shares awarded Employee under Section 6(C) shall lapse based on the portion of the period from January 1, 1998 to December 31, 1998 during which Employee was employed by Employer; and if the termination occurs in 1999 prior to December 31, 1999, the restrictions on a proportionate number of 3,000 of the restricted shares awarded Employee

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under Section 6(C) shall lapse based on the portion of the period from January
1, 1999 to December 31, 1999 during which Employee was employed by Employer.

          E. If Employee resigns while employed under this Agreement and within 90 days after a Change in Control of CBI or CBT, this Agreement shall thereupon terminate. Employer or any successor of Employer shall pay Employee an amount equal to 2.99 times the Base Salary as it exists at the time of termination. In the event of a Change in Control of CBI or CBT while Employee is employed under this Agreement, the stock options granted Employee under
Section 6(A) shall become immediately exercisable, the restrictions applicable to the restricted stock granted Employee under Section 6(C) shall immediately lapse and Employee shall be entitled to receive the retiree medical benefits then provided to similarly situated employees of CBT who retire after attaining age sixty. During the 90-day period following a Change in Control, Employer shall have no right under Section 13(C) to terminate Employee without cause. In the case of CBI, "Change in Control" means a change in control as defined in the 1988 Plan. In the case of CBT, "Change in Control" means a change of ownership in which CBI ceases to own, directly or indirectly, fifty-one percent (51%) of the voting control of CBT or a change in which substantially all of the assets of CBT are sold to another company in which CBI does not own, directly or indirectly, fifty-one percent (51%) of the voting control.

          F. Upon termination of this Agreement as a result of an event of termination described in this Section 13 and except for Employer's payment of the required payments under this Section 13, all further compensation under this Agreement shall terminate; provided, however, that all qualified deferred compensation which Employee may be entitled to receive pursuant to any of Employer's pension or profit sharing plans in which Employee may participate during Employee's employment with Employer shall be paid pursuant to the provisions of such plans at such times as any such amounts become payable to Employee. It is further understood that for purposes of this Section 13, the term "accrued compensation" shall include all non-qualified deferred compensation, of whatever type or form, either previously granted to Employee by Employer or otherwise earned or received by Employee.

          G. The termination of this Agreement shall not amend, alter or modify the rights and obligations of the parties under Sections 7, 8, 9, 10, 11, and 12 hereof, the terms of which shall survive the termination of this Agreement.

     14. ASSIGNMENT. As this is an agreement for personal services involving a relation of confidence and trust between Employer and Employee, all rights and duties of Employee arising under this Agreement, and the Agreement itself, are nonassignable by Employee.

     15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, and if delivered personally or by certified mail to Employee at Employee's place of residence as then recorded on the books of Employer or to Employer at its principal office.

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     16.  WAIVER.  No waiver or modification of this Agreement or the terms contained herein shall be valid unless in writing and duly executed by the party to be charged therewith. The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

     17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio.

     18. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to Employee's employment by Employer. There are no other contracts, agreements or understandings, whether oral or written, existing between them except as contained or referred to in this Agreement.

     19. SEVERABILITY. In case any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or other unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions have never been contained herein.

     20. SUCCESSORS AND ASSIGNS. Subject to the requirements of Section 14 above, this Agreement shall be binding upon Employee, Employer and Employer's successors and assigns.

     21. CONFIDENTIALITY OF AGREEMENT TERMS. The terms of this Agreement shall be held in strict confidence by Employee and shall not be disclosed by Employee to anyone other than Employee's spouse, Employee's legal counsel and Employee's other advisors. Further, Employee shall not discuss the terms of this Agreement with anyone other than the President of CBT, and any other person to whom the President of CBT has granted access to the terms of this Agreement. Breach of this term of the Agreement shall be grounds for dismissal with cause under
Section 13(C) of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                        CINCINNATI BELL TELEPHONE COMPANY



                                        By /s/ Raymond R. Clark
                                            -----------------------------------


                                        EMPLOYEE



                                        /s/ Barbara J. Stonebraker
                                        ---------------------------------------
                                        Barbara J. Stonebraker

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